EXHIBIT 24.1
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of John D. Johnson, John Schmitz and David Kastelic his or her true and lawful attorney-in-fact and agent, with full power to each act without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-2 and/or Form S-1 under the Securities Act of 1933, as amended, and any and all amendments (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, this Power of Attorney has been signed on the 4th day of October, 2006, by the following persons:

Signature	Title

/s/ John D. Johnson John D. Johnson	President and Chief Executive Officer (principal executive officer)

/s/ John Schmitz John Schmitz	Executive Vice President and Chief Financial Officer (principal financial officer)

/s/ Jodell Heller Jodell Heller	Vice President and Controller (principal accounting officer)

/s/ Michael Toelle Michael Toelle	Chairman of the Board of Directors
/s/ Bruce Anderson Bruce Anderson	Director
/s/ Robert Bass Robert Bass	Director
/s/ David Bielenberg David Bielenberg	Director

Signature	Title

/s/ Dennis Carlson Dennis Carlson	Director

/s/ Curt Eischens Curt Eischens	Director

/s/ Steve Fritel Steve Fritel	Director

/s/ Robert Grabarski Robert Grabarski	Director

/s/ Jerry Hasnedl Jerry Hasnedl	Director

/s/ James Kile James Kile	Director

/s/ Randy Knecht Randy Knecht	Director

/s/ Michael Mulcahey Michael Mulcahey	Director

/s/ Richard Owen Richard Owen	Director

/s/ Duane Stenzel Duane Stenzel	Director

/s/ Merlin Van Walleghen Merlin Van Walleghen	Director

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